Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Henry Schein, Inc.
Melville, New York
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-111914, 333-91778, 333-35144, 333-39893, 333-33193, and 333-05453) of Henry Schein, Inc. of our report dated February 25, 2008, relating to the consolidated financial statements and our reports dated February 25, 2008 relating to the financial statement schedule and the effectiveness of Henry Schein, Inc.’s internal control over financial reporting, which appear in this Form 10-K.
/s/ BDO SEIDMAN, LLP
New York, New York
February 25, 2008